Exhibit 15

Independent Accountants’ Acknowledgment

The Board of Directors

YUM! Brands, Inc.:

We hereby acknowledge our awareness of the use of our report dated October 17, 2006, included within the Quarterly Report on Form 10-Q of YUM! Brands, Inc. for the twelve and thirty-six weeks ended September 9, 2006, and incorporated by reference in the following Registration Statements:

Description	Registration Statement Number

Forms S-3 and S-3/A

$300,000,000 Debt Securities	333-133097
YUM! Direct Stock Purchase Program	333-46242
$2,000,000,000 Debt Securities	333-42969

Form S-8s

YUM! Restaurants Puerto Rico, Inc. Save-Up Plan	333-85069
Restaurant Deferred Compensation Plan	333-36877, 333-32050
Executive Income Deferral Program	333-36955
YUM! Long-Term Incentive Plan	333-36895, 333-85073, 333-32046, 333-109299
SharePower Stock Option Plan	333-36961
YUM! Brands 401(k) Plan	333-36893, 333-32048, 333-109300

YUM! Brands, Inc. Restaurant General Manager

Stock Option Plan	333-64547
YUM! Brands, Inc. Long Term Incentive Plan	333-32052

Pursuant to Rule 436 of the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

KPMG LLP

Louisville, Kentucky

October 17, 2006